                                                                  Exhibit 4.12.5

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF A NO-ACTION LETTER FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.

                                 June 29, 1999

                         CONCENTRIC NETWORK CORPORATION

                         COMMON STOCK PURCHASE WARRANT

     THIS CERTIFIES THAT, for value received, Micosoft Corporation, is entitled to subscribe for and purchase, subject to the provisions and upon the terms and conditions hereinafter set forth, 500,000 fully paid and nonassessable shares of Common Stock of Concentric Network Corporation, a Delaware corporation (the "Company"). The shares (as defined below) shall be purchasable at a per share purchase price equal to $33.27 (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the "Warrant Price"). As used herein, (a) the term "Date of Grant" shall mean June 29, 1999, and (b) the term "Shares" shall mean the Common Stock to be issued by the Company hereunder and any stock into or for which any such Common Stock may hereafter be converted or exchanged.

     1.   TERM.     The purchase right represented by this Warrant is
exercisable, in whole or in part, at any time and from time to time from the Date of Grant through the earliest to occur of four years after the Date of Grant. If during such term there is any consolidation or merger of the Company, or any successor, with or into any entity, or any other corporate reorganization in which the Company, or any successor, shall not be the continuing or surviving entity of such consolidation, merger or reorganization or any transaction, any series of related transactions in which in excess of 50% of the voting power of Company, or any successor, is transferred, or any sale of all or substantially all of the assets of the Company or any successor, adequate provision shall be made as a part of such transaction for the assumption of this Warrant and the full preservation of the economic benefits inherent in this Warrant. In the event of any such transaction a replacement Warrant shall be promptly issued to the then holder of this Warrant.

     2.   METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT.  Subject to
Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by (a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as EXHIBIT A-1 duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or bank check, or by Wire Transfer to an account designated by the Company (a "Wire Transfer") of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased, or by net exercise in accordance with Section 9, and (b) the delivery of a duly executed Investor Representation Statement in the form attached hereto as Exhibit A-2. The person or persons in whose name(s) any certificate(s) representing the Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty-day period.

     3. Stock Fully Paid: Reservation of Shares. All shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its capital stock to provide for the exercise of the rights represented by this Warrant.

     4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a) Reclassification. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance reasonably satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Shares theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change by a holder of the number of Shares then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications or changes.

          (b) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of capital stock into which this Warrant is exercisable, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

          (c) Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to its common stock issuable hereunder payable in the same class or series of capital stock, or (ii) make any other distribution of common stock with respect to its common stock (except any distribution specifically provided for in Sections 4(a) and 4(b)), then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction
(i) the numerator of which shall be the total number of shares of the applicable class or series of capital stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of such class or series of capital stock outstanding immediately after such dividend or distribution.

          (d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

     5. Notice of Adjustments. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 12 hereof, by first class mail, postage prepaid) to the holder of this Warrant at such holder's last known address.

     6. Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Shares on the date of exercise as reasonably determined in good faith by the Company's Board of Directors.

     7.   Compliance with Act; Disposition of Warrant or Shares.

          (a) Compliance with Act. The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the Shares to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any Shares except under circumstances which will not result in a violation of the Securities Act of 1933 (the "Act") or any applicable state securities laws. Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, the holder hereof shall confirm in writing that the Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

     "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION ARE NOT REQUIRED, (iii) RECEIPT OF AN NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY."

     Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

          (1) The holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act.

          (2) The holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder's investment intent as expressed herein.

          (3) The holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Act.

     (b) Disposition of Warrant or Shares. With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Shares, the holder hereof agrees until the expiration applicable holding period as provided for in Rule 144(k) to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, or other evidence, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or the Shares and indicating whether or not under the Act certificates for this Warrant or the Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Promptly upon receiving such written notice and reasonably satisfactory opinion or other evidence, if so requested, the Company, as promptly as practicable but no later than fifteen (15) days after receipt of the written notice, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 7(b) that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, this Warrant or such Shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied. Each certificate representing this Warrant or the Shares thus transferred (except a transfer pursuant to Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

          (e) Applicability of Restrictions. Neither any restrictions of any legend described in this Warrant nor the requirements of Section 7(b) above shall apply to any transfer or grant of a security interest in this Warrant (or the Shares obtainable upon exercise thereof) or any part hereof (i) to a partner of the holder if the holder is a partnership, or (ii) to a partnership of which the holder is a partner; provided however, in any such transfer, if applicable, the transferee shall agree in writing to be bound by the terms of this Warrant as if an original signatory hereto.

     8. Rights as Shareholders; Information. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Shares, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Company will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the shareholders.

     9. Right to Convert Warrant into Stock Net Issuance. The registered holder hereof shall have the right to convert this Warrant, in whole, at any time at or prior to the expiration of the Warrant pursuant to Section 1 hereof, by the surrender of this Warrant and the notice of exercise form attached hereto duly executed to the principal office of the Company, into Shares as provided in this Section 9. Upon exercise of this conversion right, the holder hereof shall be entitled to receive that number of Shares of the Company (y) equal to the quotient obtained by dividing ((A - B)(X)) by (A), where:

          A.   =    the Fair Market Value (as defined below) of one Share on the date of conversion of this Warrant.

          B = the Warrant Price for one Share under this Warrant.

          X = the number of Shares as to which this Warrant is being converted.

     If the above calculation results in a number equal to or less than zero, then no Shares shall be issued or issuable upon conversion of this Warrant.

     "Fair Market Value" of a Share shall mean:

          (a) The average closing price of the Company's common stock quoted on the Nasdaq National Market or, if the Company's common stock is not quoted on the Nasdaq National Market, the average closing price quoted on any exchange on which the Company's common stock is listed, whichever is applicable, for the last twenty-five (25) trading days prior to the date of delivery of the notice pursuant to this Section 9; or

          (b) If the Company's common stock is not traded on an exchange, the Fair Market Value shall be determined in good faith by the Company's Board of Directors based on the Company's most recent sale of common or preferred stock.

     Upon conversion of this Warrant in accordance with this Section 9, the registered holder hereof shall be entitled to receive a certificate for the number of Shares determined in accordance with the foregoing.

     10. Representations and Warranties. The Company represents and warrants to the holder of this Warrant as follows:

          (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

          (b) The Shares have been, or will be duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof will be validly issued, fully paid and non-assessable.

     11. Covenant Not To Transfer Warrant or Shares. The holder of this Warrant agrees not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly the Warrant or any of the Shares or any securities convertible into or exercisable or exchangeable for the Warrant or the Shares (whether such shares or any such securities are now owned by the undersigned or are hereafter acquired), for 545 days following the date hereof, provided that the holder of this Warrant may sell the Warrant or the Share or any other securities of the Company without regard to the provisions of this Section 11 if (i) a tender or exchange offer is made (as evidenced by the filing with the SEC of a Schedule 14D-1 (if applicable, or any successor form promulgated or adopted for such purpose by the SEC) and the actual dissemination of tender offer materials to security holders) by another person, entity or group to purchase or exchange for cash or other consideration any shares of Common Stock or rights, warrants or options therefor which, if successful, would result in such person, entity or group beneficially owning or having the right to acquire more than a majority of the voting shares of the Company; (ii) in the event of a sale of substantially all assets of the Company or a merger, consolidation or other transaction, as a result of which the stockholders of the Company as of immediately prior to such transaction hold less than 50% of the voting securities of the surviving entity following such transaction (collectively, a "Transaction"), upon the earlier of (x) the public announcement or disclosure or (y) consummation of a Transaction or (iii) such sale is to a person or entity that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the holder of this Warrant. Notwithstanding the foregoing or anything else to the contrary in this Warrant, the holder may enter into bona fide transactions through a nationally recognized investment banking firm which constitute a hedge against changes in the market price of the Common Stock, provided, however, no public disclosure is made with respect to such hedge transactions, except in an initial filing pursuant to Section 13 of the Exchange Act, if required, the text of which is reasonably satisfactory to the Company, or if in the opinion of counsel to holder such disclosure is required as a matter of law.

     12. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     13. Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

     14. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     15. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

     16. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

     17. Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.


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
     18. Entire Agreement: Modification. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

                                   CONCENTRIC NETWORK CORPORATION
                                   a Delaware corporation

                                   By: /s/ Michael Anthofer
                                   Name: Michael Anthofer
                                   Title: SVP & CFO
                                   Address: 1400 Parkmoor Ave., San Jose 95126

                                  EXHIBIT A-1

                               NOTICE OF EXERCISE

     To: CONCENTRIC NETWORK CORPORATION (the "Company")

     1.   The undersigned hereby:

          [ ]  elects to purchase            shares of Common Stock of the
               Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full; or

          [ ]  elects to exercise its net issuance rights pursuant to Section 9
               of the attached Warrant with respect to            shares of
               Common Stock.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:


                                        ----------------------------------------
                                        (Name)


                                        ----------------------------------------
                                        (Address)


                                        ----------------------------------------
                                        (Address)

     3. The undersigned represents that the aforesaid shares being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

------------
   (Date)

                                        ----------------------------------------
                                                      (Signature)

                                 EXHIBIT A-2

                     INVESTMENT REPRESENTATION STATEMENT

PURCHASER:



COMPANY:

SECURITY:

AMOUNT:

DATE:

     In connection with the purchase of the above-listed securities (the "Securities"), I, the Purchaser, represent to the Company the following:

          (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933 ("Securities Act").

          (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

          (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

          (d) I am aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.

   (e) I further understand that at the time I wish to sell the Securities, there may be no public market upon which to make such a sale.

   (f) I further understand that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.


                                       -----------------------------------------
                                       Name of Purchaser


                                       -----------------------------------------
                                       Signature of Authorized Signatory


                                       -----------------------------------------
                                       Print Name and Title


                                       -----------------------------------------
                                       Date


                                      -2-